EXHIBIT 10.03 - Stock Option Agreement dated December 1, 1997 executed by the Company in favor of Greg J. Micek.


                         STOCK OPTION AGREEMENT BETWEEN
                          JVWEB, INC. AND GREG J. MICEK

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "Agreement") is made effective the _____ day of _________________, 1997, between JVWEB, INC., a Delaware corporation (the "Company"), and GREG J. MICEK, a director and the President of the Company ("Optionee").

                                    RECITALS:

         A. The Company has retained Optionee as a director and the President of the Company.

         B. In order to provide incentives to Optionee in such capacities, the Company has determined to grant to Optionee the right to acquire certain shares of the Company's common stock with par value of $0.01 per share (hereinafter called "Common Stock"), all as provided more fully hereinafter, all subject to the terms, provisions and conditions of this Agreement.

                                   WITNESSETH:

         1. Grant of Stock Option; Purchase Price; Expiration Date. The Company hereby grants to Optionee the right to purchase 2,500,000 shares of Common Stock, pursuant to the terms, provisions and conditions of this Agreement (the shares of Common Stock pursuant to which Optionee shall acquire the right to purchase are referred to hereinafter as the "Option Shares"). The number of Option Shares shall be group into three batches. The number of and the per-share purchase price for the Option Shares comprising each batch are set forth in the table immediately below:

                  Number of Shares                   Per-Share Purchase Price

                     500,000 Shares                           $ 5.00
                     500,000 Shares                           $ 7.50
                   1,500,000 Shares                           $10.00

The option granted hereunder shall expire five years after the date of this Agreement. In the event of Optionee's death prior to the otherwise applicable expiration date, the options created by this Agreement shall be exercisable for one year after Optionee's death by the legal representative of the estate of Optionee or the person(s) who acquires the rights of Optionee hereunder by bequest or inheritance as a result of the death of Optionee.

         2. Exercise. Subject to the limitations contained herein, Optionee may exercise an option created pursuant to this Agreement at any time after it becomes effective. If Optionee or Optionee's successor fails to exercise any option created under this Agreement on or before the expiration date provided for herein with respect to such option, such option shall expire on such expiration date and be of no further force and effect. The option to purchase granted hereunder shall be exercised by giving written notice to the Company in compliance with this Agreement. Such notice shall state the number of Option Shares with respect to which the option is being exercised and shall specify a date which shall not be less than fifteen (15) nor more than thirty (30) days after the date of such notice, as the date on which the Option Shares will be taken up and payment made therefor in cash, certified or bank cashier's check, or the equivalent, at the principal office of the Company. If any law or regulation requires the Company to take any action with respect to the Option Shares specified in such notice, then the date of the delivery of such Option Shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to take up and pay for the number of Option Shares specified in such notice on the date set forth therein, as the same may be extended as provided above, such exercise of this option may be terminated by the Company with respect to such number of Option Shares not taken and paid for. Each exercise of an option pursuant to this Agreement shall be deemed to be an exercise with respect to the option or options having the earliest expiration date.

         3.       Adjustments.

         (a) If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the per share purchase price of the Option Shares in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined into a smaller number of shares, the per share purchase price of the Option Shares in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the per share purchase price of the Option Shares, the number of Option Shares purchasable upon the exercise of the Option shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of the Option immediately prior to such adjustment, multiplied by the per share purchase price of the Option Shares in effect immediately prior to such adjustment, by (ii) the per share purchase price of the Option Shares in effect immediately after such adjustment.

         (b) If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection (a) immediately above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that Optionee shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which Optionee would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, Optionee had held the number of shares of Common Stock which were then purchasable upon the exercise of the Option. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of Optionee such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the per share purchase price of the Option Shares) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Option.

         4. Shares Reserved. The Company will, at all times during the term of this Agreement, reserve and keep available such number of its common shares as will be sufficient to satisfy the requirements of this Agreement and will pay all fees and expenses necessarily incurred by the Company in connection with the issuance of such shares.

         5. Restriction on Issuance of Shares; Legends. The Company will not be obligated to sell any Option Shares hereunder unless the Option Shares are at the time exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. Optionee shall make such investment representations to the Company and shall consent to the imposition of such legends on the stock certificates as are necessary, in the opinion of the Company's counsel, to secure to the Company an appropriate exemption from applicable securities laws.

         6. Successors. This Agreement will be binding upon any successor of the Company.

         7. No Rights as Shareholder. Optionee shall have no rights as a shareholder by reason of this Agreement and shall have only those rights expressly conferred by this Agreement.

         8. Nontransferability. This option will not be transferable other than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and during the lifetime of Optionee the option may be exercised only by Optionee. More particularly (but without limiting the generality of the foregoing), the option may not be assigned, transferred, pledged or hypothecated in any way, may not be assignable by operation of law, and may not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the option, will be null and void and without effect.

         9. Withholding Taxes. Upon exercise of any portion of this option and notice from the Company to Optionee, Optionee shall pay to the Company the amount of withholding income tax required to be withheld by the Company from compensation to Optionee and in turn paid by the Company to the U.S. Internal Revenue Service.

         10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or mailed, first class, with postage prepaid, to:

                  if to the Company, addressed to:

                           JVWeb, Inc.
                           5444 Westheimer, Suite 2080
                           Houston, Texas 77056
                           Attention: Mr. Greg J. Micek; and

                  if to Optionee, addressed to the address for notice set forth beneath Optionee's signature below;

or to such other address for notice as either party shall hereafter notify the other party in writing, from time to time.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                                                     "COMPANY"

                                                     JVWEB, INC.


                   By: ______________________________________
                            Greg J. Micek, President

                                                     "OPTIONEE"


                                                  ------------------------------
                           Greg J. Micek, Individually

                                                     Address for Optionee:

                                                 -------------------------------

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